EXHIBIT 3.1



                           ARTICLES OF SHARE EXCHANGE

                                       OF

                                  XPEDIAN, INC.
                              a Florida Corporation

                                      with

                            GALA ENTERTAINMENT, INC.
                              a Florida Corporation



It is hereby certified that:

     1. The constituent business corporations participating in the share exchange herein certified are:

     (i) XPEDIAN, INC., which is incorporated under the laws of the State of Florida, the acquiring corporation; and

     (ii) GALA ENTERTAINMENT, INC., which is incorporated under the laws of the State of Florida, the acquired corporation.

     2. An Agreement of Share Exchange has been approved, adopted, certified, executed and acknowledged by the shareholders of Gala Entertainment, Inc., the acquired corporation, in accordance with the provisions of the Florida Business Corporation Act (the "Act"). The number of shares outstanding at the time of the adoption of this amendment was 100; 100% voted in favor of this Share Exchange.

     3. The Agreement of Share Exchange has been approved, adopted, certified, executed and acknowledged by the Board of Directors of XPEDIAN, INC., the acquiring corporation, in accordance with The Florida Business Corporation Act (the "Act"). Shareholder approval of the Share Exchange is not required by the acquiring corporation pursuant to Section 607.1103(1) and Section 607.1103(7) of the Act.

     4. Under the Plan of Share Exchange, all issued and outstanding shares of Gala Entertainment, Inc. will be exchanged for 40,800,000 shares of Xpedian, Inc., the acquiring corporation.

     5. The name of the acquiring corporation in the Share Exchange herein certified is XPEDIAN, INC., which will continue its existence as said acquiring corporation under its present name upon the effective date of said Share Exchange pursuant to the provisions of the laws of the State of Florida.

     6. The executed Agreement of Share Exchange between the aforesaid constituent corporations is on file at an office of the aforesaid acquiring corporation, the address of which is as follows:

                                  XPEDIAN, INC.
                                                     [----------------]
                                                     [----------------]

     7. A copy of the aforesaid Agreement of Share Exchange will be furnished by the aforesaid acquiring corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

     8. The aforesaid acquiring corporation does hereby agree that it may be served with process in the State of Florida as a result of any proceeding for enforcement of any obligation of Gala Entertainment, Inc., as well as for enforcement of any obligation of said acquiring corporation arising from the Share Exchange herein certified, including any suit or other proceeding to enforce the right, if any, of any stockholder of Gala Entertainment, Inc., as determined in appraisal proceedings, if any, pursuant to the provisions of the Florida Business Corporation Act.

     9. The Agreement of Share Exchange between the aforesaid constituent corporations provides that the Share Exchange herein certified shall be effective on the date of the filing of these Articles of Share Exchange.

Dated:  October 8,  2001
                                               XPEDIAN, INC.


                                               By:___________________________
                                                  Jeffrey Stoller, President



ATTEST:

XPEDIAN, INC.

By: Michael Heilman


-------------------------
Secretary






Dated:    October 8, 2001

                                          GALA ENTERTAINMENT, INC.

                                          By:  _____________________________
                                               Jeffrey Stoller,  President

ATTEST:

GALA ENTERTAINMENT, INC.

By:  Michael Heilman


----------------------------
Secretary